Exhibit 10.10

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

Dated as of March 21, 2017,

by and among

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC,

as Grantor,

SUMMIT MIDSTREAM PARTNERS, LLC,

as Pledgor and as Guarantor,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

i

Schedules
Schedule I	Commercial Tort Claims

ii

GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 21, 2017 (as amended, amended and restated, supplemented or otherwise modified form time to time, this “Agreement”), is entered into among SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), as Grantor, SUMMIT MIDSTREAM PARTNERS, LLC, a Delaware limited liability company (the “Parent”), as Pledgor and as Guarantor, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII of the Loan Agreement referred to below, the “Collateral Agent”) for the Secured Parties (as defined in the Loan Agreement referred to below).

RECITALS:

WHEREAS, pursuant to the Term Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Loan Agreement”), among the Borrower, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the Collateral Agent, the Lenders have agreed to extend Loans to the Borrower on the terms and subject to the conditions set forth in the Loan Agreement;

WHEREAS, the Borrower may from time to time enter into one or more Secured Swap Agreements;

WHEREAS, the obligations of the Lenders to extend such Loans are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, it is in the best interests of the Parent to execute this Agreement inasmuch as the Parent will derive substantial direct and indirect benefits from the Loans made to the Borrower pursuant to the Loan Agreement and from the other Loan Documents;

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Loan Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Loan Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein (and if defined in more than one article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof).

(b) The rules of construction specified in Section 1.02 of the Loan Agreement are incorporated herein mutatis mutandis.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Beneficiaries” means the Administrative Agent, the Lenders and Secured Swap Agreement Counterparties in respect of Designated Swap Agreements.

“Borrower” has the meaning assigned to such term in the introductory paragraph hereto.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Collateral Support” means all property (real or personal) assigned, licensed, hypothecated or otherwise securing any Article 9 Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and European Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, (b) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.

“Designated Swap Agreements” means Secured Swap Agreements designated by the Borrower as such in a writing addressed to the Administrative Agent and the Collateral Agent.

“Excluded Deferred Payment Rights” has the meaning assigned to such term in Section 4.05.

“Loan Agreement” has the meaning assigned to such term in the recitals hereto.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of the Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by the Grantor, including corporate or other business records, indemnification claims, contract rights, Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Grantor” means the Borrower, in its capacity as a “Grantor” under this Agreement.

“Guaranteed Obligations” means (a) the Obligations and (b) Secured Swap Obligations in respect of Designated Swap Agreements.

“Guarantor” means the Parent, in its capacity as a “Guarantor” under this Agreement.

“Intellectual Property” means all Patents, Copyrights, Trademarks, IP Agreements, Trade Secrets, domain names, and all inventions, designs, confidential or proprietary technical and business information, know-how, show-how and other proprietary data or information and all related documentation.

“Investment Property Collateral” has the meaning assigned to such term in Section 6.04.

“IP Agreements” means all agreements granting to or receiving from a third party any rights to Intellectual Property to which the Grantor, now or hereafter, is a party.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligor” means each of the Grantor, the Guarantor and the Pledgor.

“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, and all applications for letters patent of the United States or the equivalent thereof in any other country or group of countries, (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” means the Parent, in its capacity as a “Pledgor” under this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Termination Date” means the date that the principal of and interest on each Loan and all fees and other Obligations payable under the Loan Documents (other than contingent indemnification obligations) have been paid in full in cash.

“Threshold Amount” means $5,000,000.

“Trademarks” means all of the following: (a) all domestic and foreign trademarks, trade names, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, service marks, other source or business identifiers, designs and General Intangibles of like nature, now owned or hereafter adopted or acquired, all registrations thereof, if any, and all renewals thereof (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill.

“Trade Secrets” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to the foregoing, all licenses related to the foregoing, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any of the foregoing and for the breach or enforcement of any license related to the foregoing.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

ARTICLE 2

GUARANTEE

Section 2.01 Guarantee. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, for the benefit of the Beneficiaries, the full and punctual payment of the Guaranteed Obligations. The Guarantor acknowledges that the Guaranteed Obligations may be extended, modified, substituted, amended or renewed, in whole or in part, without notice to or further assent from the Guarantor (except in cases where the Guarantor is a party to the agreement giving rise to the Guaranteed Obligation being extended, modified, substituted, amended or renewed and such notice or assent is required by such agreement), and that it will remain bound upon its guarantee hereunder notwithstanding any extension, modification, substitution, amendment or renewal of any Guaranteed Obligation. The Guarantor unconditionally and irrevocably waives notice of nonperformance, acceleration, presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of or reliance on its guarantee and notice of protest for nonpayment.

Section 2.02 Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, and not of collection, and waives any right to require that any resort be had by any Beneficiary to the Borrower, to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of such Beneficiary in favor of the Borrower or any other Person.

Section 2.03 No Limitations, Etc.

(a) Except for termination of the Guarantor’s obligations hereunder as provided for in Section 8.12, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of any Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise against the Borrower, or any other guarantor or surety;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof);

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any Collateral or any other collateral securing the Guaranteed Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or

(v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the occurrence of the Termination Date).

The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, and that the waivers set forth in this Article 2 are knowingly made in contemplation of such benefits.

(b) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the occurrence of the Termination Date. The Collateral Agent, on behalf of the other Secured Parties, may, in accordance with the Loan Agreement and applicable law, at its election, foreclose on any security held by one or more of the Secured Parties by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security.

Section 2.04 Reinstatement. The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if and to the extent at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Beneficiary upon the bankruptcy or reorganization of the Borrower or otherwise.

Section 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that any Beneficiary has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Administrative Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article 7.

Section 2.06 Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Beneficiaries have had, have now, or will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07 Payments Free and Clear of Taxes, etc. Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made in accordance with Section 2.17 of the Loan Agreement.

ARTICLE 3

PLEDGE AGREEMENT

Section 3.01 Pledge. As security for the payment or performance, as the case may be, in full when due of the Secured Obligations, the Pledgor hereby grants and pledges to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired or arising and wherever located: (a)(i) all Equity Interests owned by it and issued by the Borrower as of the Closing Date; (ii) any other Equity Interests owned in the future by the Pledgor and issued by the Borrower; (iii) any certificates or other instruments representing all such Equity Interests, if any; and (iv) all rights as a member of the Borrower under the limited liability company agreement of the Borrower (collectively, each subpart of clause (a), the “Pledged Stock”); (b) subject to Section 5.02, all payments of principal or interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock; and (c) to the extent not otherwise included above, all proceeds of any of the foregoing (the items referred to in clauses (a) through (c) above being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing or anything else to the contrary in this Agreement, the terms “Pledged Stock” and “Pledged Collateral” shall not include, and the security interest granted above under this Section 3.01 shall not attach to, any Excluded Asset.

Neither the Collateral Agent nor any other Secured Party shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the UCC, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to (i) perform any of the obligations of the Pledgor under or pursuant to the limited liability company agreement of the Borrower (to the extent the Pledgor is a party thereto), (ii) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (iii) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (iv) take any other action whatsoever with respect to the Pledged Collateral.

Section 3.02 Delivery of the Pledged Stock. The Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any certificates evidencing Pledged Stock, together with stock powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent.

Section 3.03 Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Collateral Agent on the Closing Date that:

(a) The Parent (i) is duly organized, and validly existing in the jurisdiction of its incorporation, organization or formation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is in good standing (to the extent that such concept is applicable in the relevant jurisdiction) and qualified to do business in each jurisdiction (including its jurisdiction of incorporation, organization or formation) where such qualification is required, except where the failure, individually or in the aggregate, to so qualify or to be in good standing could not reasonably be expected to have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Secured Obligations or its guarantee pursuant to this Agreement and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Parent of this Agreement (i) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Parent and (ii) will not (A) violate (1) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Parent, (2) any law, statute, rule or regulation, or any applicable order of any court or any rule, regulation or order of any Governmental Authority or (3) any provision of any indenture, lease, agreement or other instrument to which the Parent is a party or by which it or its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in subclause (ii)(A)(2), subclause (ii)(A)(3) or subclause (ii)(B) above could reasonably be expected have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Obligations or its guarantee pursuant to this Agreement, or (C) will not result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Parent, other than pursuant to this Agreement.

(c) This Agreement has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the entry into this Agreement by the Parent except for (i) the filing of UCC financing statements, (ii) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect, and (iii) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a material adverse effect on the Parent’s pledge of the Pledged Collateral in support of the Secured Obligations or its guarantee pursuant to this Agreement.

(e) As of the Closing Date, (i) the Pledgor owns 100% of the Equity Interests of the Borrower, and (ii) the chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Pledged Collateral is located at:

1790 Hughes Landing Blvd.

Suite 500

The Woodlands, TX 77380

(f) The Pledgor has not, within the period of 12 months prior to the Closing Date, (i) changed its jurisdiction of formation, (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC).

(g) The Pledgor has good and valid title to and is the legal and beneficial owner of the Pledged Collateral, free and clear of Liens other than Liens pursuant to this Agreement and Liens arising by operation of law.

(h) By virtue of the execution and delivery by the Pledgor of this Agreement, upon the later of (i) the delivery to the Collateral Agent of any certificates evidencing Pledged Stock and (ii) the filing of a UCC-1 financing statement in the appropriate jurisdiction naming the Pledgor as debtor and the Collateral Agent as secured party, the Collateral Agent will obtain, for the benefit of the Secured Parties, a perfected Lien upon and security interest in the Pledged Collateral as security for the payment and performance of the Secured Obligations under the New York UCC, subject to Liens arising by operation of law.

(i) As of the Closing Date, the Equity Interests of the Borrower constituting Pledged Collateral (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) are not “investment company securities” (as defined in Section 8-103(b) of the New York UCC) and (iii) do not provide, in the related limited liability company agreement or certificates, if any, representing such Pledged Collateral, that they are securities governed by Article 8 of the Uniform Commercial Code of any relevant jurisdiction.

Section 3.04 Certain Covenants of the Parent. The Parent, in its capacity as a Pledgor hereunder, agrees with the Collateral Agent that, until the Termination Date:

(a) The Parent will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens arising by operation of law and Liens pursuant to this Agreement.

(b) From time to time, at the expense of the Borrower, the Parent will promptly execute and deliver all further instruments, and take all further action, that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 3.05 Authorization to File UCC Financing Statements. The Pledgor hereby authorizes the Collateral Agent to file in any relevant jurisdiction any initial financing statements, continuation statements and amendments thereto, in each case with respect to the Pledged Collateral or any part thereof that contain such information as is required or appropriate to perfect the security interest granted pursuant to this Agreement and describing the Pledged Collateral as described in this Agreement.

ARTICLE 4

SECURITY AGREEMENT

Section 4.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants and pledges to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the Grantor’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Fixtures;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Money and Deposit Accounts;

(xiii) all Securities Accounts;

(xiv) all Commercial Tort Claims identified on Schedule I (as such Schedule may be supplemented from time to time);

(xv) all other Goods and other personal property not otherwise described above (except for any property specifically excluded from any clause of this section, and any property specifically excluded from any defined term used in any clause of this section);

(xvi) to the extent not otherwise included above, all books, correspondence, credit files, invoices, tapes, cords, computer runs, writings and records and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, or pertaining to any of the Property described in the foregoing clauses of this Section 4.01(a) and all Supporting Obligations and Collateral Support relating to any of the Property described in the foregoing clauses of this Section 4.01(a); and

(xvii) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Notwithstanding the foregoing, (a) neither this Section 4.01 nor any other provision of this Agreement shall constitute a grant of a security interest in or Lien upon, and the terms “Article 9 Collateral” and “Collateral” shall not include, any Excluded Assets or any Property to the extent such grant of a security interest in such Property shall violate Section 9.21 of the Loan Agreement, but only for so long as such remains Excluded Assets or Property the grant of a security interest in or Lien upon which violates Section 9.21 of the Loan Agreement (and at the end of such time a security interest shall be deemed to be granted therein), and (b) the Grantor shall not be required to take any action with respect to the perfection of security interests or Liens in motor vehicles, cash or assets in Deposit Accounts (and no Grantor shall be required to enter into any control agreements with respect to cash or assets in Deposit Accounts).

(b) The Grantor hereby authorizes the Collateral Agent to file in any relevant jurisdiction any initial financing statements, continuation statements and amendments thereto, in each case with respect to the Article 9 Collateral or any part thereof that contain such information as is required or appropriate to perfect the security interest in the Article 9 Collateral granted under this Agreement and describing the Article 9 Collateral as described in this Agreement or as “all assets” or “all property” or words of similar import.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents executed by the Grantor as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder in any material Intellectual Property and naming the Grantor as debtor and the Collateral Agent as secured party.

(c) Notwithstanding anything herein to the contrary, (a) the Grantor shall remain liable under the contracts and agreements included in the Article 9 Collateral from time to time to which it is a party to the extent set forth therein, (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any contracts and agreements included in the Article 9 Collateral, and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any contract or agreement included in the Article 9 Collateral.

Section 4.02 Representations and Warranties. The Grantor hereby represents and warrants to the Collateral Agent on the Closing Date that:

(a) As of the Closing Date, (i) the Grantor owns 100% of the Equity Interests of the General Partner, and (ii) the chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Article 9 Collateral is located at:

1790 Hughes Landing Blvd.

Suite 500

The Woodlands, TX 77380

(b) The Grantor has not, within the period of 12 months prior to the Closing Date, (i) changed its jurisdiction of formation, (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC).

(c) The Article 9 Collateral is owned by the Grantor free and clear of any Lien, other than Liens permitted pursuant to Section 6.02 of the Loan Agreement, and the Article 9 Collateral consisting of Equity Interests is owned by the Grantor free and clear of any Lien, other than Liens in favor of the Collateral Agent and Liens arising by operation of law.

(d) The Grantor does not hold any Commercial Tort Claim individually in excess of the Threshold Amount except as indicated on Schedule I, as such schedule may be updated or supplemented from time to time. On or before the Closing Date, possession of all originals of Instruments and Chattel Paper constituting Article 9 Collateral and in existence as of the Closing Date, in each case in a face amount in excess of the Threshold Amount, if any, has been transferred to the Collateral Agent to the extent required by this Article.

(e) The Grantor does not own any material Copyrights, Trademarks or Patents constituting Article 9 Collateral.

(f) The Grantor has no rights as beneficiary in any letter of credit constituting Article 9 Collateral with a stated amount in excess of the Threshold Amount.

Section 4.03 Covenants. The Grantor agrees with the Collateral Agent that, until the Termination Date:

(a) Upon the occurrence and continuance of an Event of Default, the Grantor shall, upon the request of the Collateral Agent, deliver to the Collateral Agent a schedule listing all Intellectual Property constituting Article 9 Collateral and take such other action as the Collateral Agent shall deem necessary to perfect the Liens created hereunder in all such Article 9 Collateral.

(b) If the Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of the Threshold Amount, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c) The Grantor shall not grant “control” (within the meaning of the Uniform Commercial Code) of any deposit account to any Person other than the Collateral Agent and the bank with which the deposit account is maintained.

(d) If the Grantor shall at any time hold or acquire any certificated security evidencing Article 9 Collateral, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security now or hereafter acquired by the Grantor that constitutes Article 9 Collateral is uncertificated and is issued to the Grantor or its nominee directly by the issuer thereof, then the Grantor shall promptly notify the Collateral Agent in writing upon the occurrence of such issuance, and grant control over such uncertificated security pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent.

(e) If the Grantor is at any time a beneficiary under letters of credit now or hereafter issued in favor of the Grantor with a face amount in excess of the Threshold Amount, the Grantor shall promptly notify the Collateral Agent thereof and shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(f) If the Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed the Threshold Amount, the Grantor shall promptly notify the Collateral Agent thereof and deliver to the Collateral Agent a supplement to Schedule I identifying such new Commercial Tort Claim.

Section 4.04 Further Assurances with Respect to Article 9 Collateral. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Article 9 Collateral. Without limiting the generality of the foregoing, the Grantor will: (a) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property constituting Article 9 Collateral, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted hereby; and (b) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property included in the Article 9 Collateral with any United States intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending.

Section 4.05 Exclusions from Collateral. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each of the Collateral Agent and each other Secured Party hereby acknowledges and agrees that none of the Pledged Collateral, the Article 9 Collateral or the Collateral includes (a) any cash, Equity Interests or other property or assets comprising the Deferred Payment in excess of the Designated Amount (the “Excluded Deferred Payment Rights”) or (b) any other Excluded Asset.

ARTICLE 5

CERTAIN MATTERS RELATING TO PLEDGED EQUITY INTERESTS

Section 5.01 Status as “Securities” of Limited Liability Company Interests under Article 8. Each of the Pledgor and the Grantor hereby covenants and agrees that, without the prior written consent of the Collateral Agent, it will not agree to any election by the Borrower or the General Partner, as applicable, to treat its limited liability company interests as securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction unless it promptly notifies the Collateral Agent of such election and takes such action required to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the New York UCC) over such Collateral.

Section 5.02 Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Pledgor or the Grantor, as applicable in accordance with Section 5.02(c):

(i) The Pledgor and the Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or of Article 9 Collateral consisting of Equity Interests or any part thereof for any purpose not in violation of the Loan Agreement.

(ii) The Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgor or the Grantor, as applicable, all such proxies, powers of attorney and other instruments as may be necessary or as the Pledgor or the Grantor, as applicable, may reasonably request for the purpose of enabling the Pledgor or the Grantor, as applicable, to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 5.02(a).

(iii) The Pledgor and the Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions, whether in cash, securities or other property, paid on or distributed in respect of the Pledged Collateral or the Article 9 Collateral consisting of Equity Interests, as applicable, in accordance with the terms and conditions of the Loan Agreement; provided that any noncash dividends, interest, principal or other distributions in the form of certificates evidencing Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Equity

Interests of the Borrower or received in exchange for certificates evidencing Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Borrower may be a party, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Automatically (without any request or notice being delivered by the Collateral Agent) upon the occurrence and during the continuance of an Event of Default pursuant to Section 7.01(h) or Section 7.01(i) of the Loan Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Pledgor and the Grantor, all rights of the Pledgor and the Grantor to dividends, interest, principal or other distributions that the Pledgor and the Grantor, respectively, are authorized to receive pursuant to Section 5.02(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties. Automatically (without any request or notice being delivered by the Collateral Agent) upon the occurrence and during the continuance of an Event of Default pursuant to Section 7.01(h) or Section 7.01(i) of the Loan Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Pledgor and the Grantor, all dividends, interest, principal or other distributions received by the Pledgor or the Grantor contrary to the provisions of this Section 5.02 shall not be commingled by the Pledgor or the Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 5.02(b) shall be held by the Collateral Agent, for the benefit of the Secured Parties, in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02. After all Events of Default have been cured or waived and the Grantor has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to the Pledgor or the Grantor, as applicable, all funds that remain in such account after application in accordance with this Section 5.02(b).

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Pledgor or the Grantor, as applicable, of the Collateral Agent’s intention to exercise its rights hereunder, all rights of the Pledgor or the Grantor, as applicable, to exercise the voting and/or consensual rights and powers and all other incidental rights of ownership with respect to any Pledged Collateral or any Article 9 Collateral consisting of Equity Interests it is entitled to exercise pursuant to Section 5.02(a)(i), and the obligations of the Collateral Agent under Section 5.02(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right, but not the obligation, from time to time following and during the continuance of an Event of Default to permit the Pledgor and/or the Grantor to exercise such rights. After all Events of Default have been cured or waived and the Grantor has delivered to the Collateral Agent a certificate to that effect, the Pledgor and the Grantor shall each have the right to exercise the voting and/or consensual rights and powers that the Pledgor or the Grantor, as applicable, would otherwise be entitled to exercise pursuant to the terms of Section 5.02(a)(i).

The Pledgor and the Grantor agree to promptly deliver to the Collateral Agent such proxies and other documents as the Collateral Agent may reasonably request to exercise the voting power and other incidental rights of ownership described above.

ARTICLE 6

REMEDIES

Section 6.01 Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require the Grantor or the Pledgor to, and each of the Grantor and the Pledgor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv) without notice except as specified below or under the UCC, subject to Section 6.04, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent in its reasonable discretion may deem commercially reasonable.

(b) The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured

Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Except as otherwise contemplated by this Agreement, (i) each purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right on the part of the Grantor or the Pledgor, and (ii) the Grantor and the Pledgor hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor and the Pledgor agree that, to the extent notice of sale shall be required by law, at least 10 Business Days prior written notice to the Grantor or the Pledgor, as the case may be, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor and the Pledgor agree that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Grantor and the Pledgor hereby waive any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Obligors shall be liable for the deficiency and the reasonable and documented fees of any attorneys employed by the Collateral Agent to collect such deficiency.

Section 6.02 Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and any other amounts received by the Collateral Agent on account of the Secured Obligations, shall be promptly applied by the Collateral Agent as follows:

(a) First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents pursuant to the Loan Documents and incurred by the Agents in connection with such sale, collection or other realization, or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations;

(b) Second, to the payment in full of the Secured Obligations, the amounts so applied to be distributed among the Secured Parties as specified in Section 9.23(b) through Section 9.23(d) of the Loan Agreement; and

(c) Last, the balance, if any, after all Secured Obligations (other than contingent indemnification obligations) have been paid in full, to the Borrower (to be distributed among the Obligors, at the discretion of the Borrower) or as otherwise required by applicable law.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the other Loan Documents. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 6.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to (in the Collateral Agent’s sole discretion) the Collateral Agent or a designee of the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense Intellectual Property constituting Article 9 Collateral, now owned or hereafter acquired by the Grantor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 5.03 shall require the Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.

Section 6.04 Investment Related Property. Each of the Grantor and the Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral or the Article 9 Collateral consisting of or relating to Equity Interests (all such Collateral referred to in this Article as “Investment Property Collateral”) conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Grantor and the Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each of the Grantor and the Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Property Collateral, upon written request, the Grantor or the Pledgor, as applicable, shall and shall use commercially reasonable efforts to cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Property Collateral which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

ARTICLE 7

SUBROGATION AND SUBORDINATION

Section 7.01 Subrogation and Subordination. The Guarantor hereby unconditionally and irrevocably waives and agrees not to (a) enforce or otherwise exercise any right of subrogation or any right of indemnity, reimbursement or contribution or similar right against the Borrower by reason of any Loan Document or any payment made thereunder or (b) assert any claim, defense, setoff or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against obligations of the Borrower to the Guarantor. Without limiting the foregoing, the Guarantor hereby unconditionally and irrevocably agrees to fully subordinate any right it may have of subrogation, indemnity, reimbursement or contribution, whether under applicable law or otherwise, to the payment in full of the Guaranteed Obligations; provided that, if any amount shall be paid to the Guarantor on account of any such rights at any time during the continuance of an Event of Default, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Collateral Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 6.02.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Notices.

(a) Except in the case of notices expressly permitted to be given by telephone and except as provided in the Section 8.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight service, courier service, mailed by certified or registered mail or sent by facsimile, as set forth on Schedule 9.01 to the Loan Agreement. All notices hereunder to the Parent (in any capacity hereunder) shall be given to it in care of the Borrower.

(b) Notices and other communications to the Collateral Agent or other Secured Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, as required by the Loan Agreement; provided that the foregoing shall not apply to service of process. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered prior to 5:00 p.m., New York City time, on such date by hand, overnight service, courier service, facsimile or (to the extent permitted by paragraph (b) above) electronic means, or (ii) on the date five Business Days after dispatch by certified or registered mail with respect to both foregoing clauses (i) and (ii), to the extent properly addressed and delivered, sent or mailed to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01 or Section 9.01 of the Loan Agreement.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 8.02 Binding Effect; Successors and Assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of each party hereto shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon each such party and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each such party, the Collateral Agent and the other Secured Parties and the respective successors and permitted assigns of each of the foregoing.

Section 8.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Loan Agreement. The parties hereto agree that the Collateral Agent shall be entitled to indemnification as provided in Section 9.05 of the Loan Agreement.

(b) By its acceptance of the benefits hereof, each Lender and each Secured Swap Agreement Counterparty agrees (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (in accordance with its outstanding Secured Obligations as a percentage of the aggregate amount of outstanding Secured Obligations of all Lenders and Secured Swap Counterparties), of any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Collateral Agent, which are subject to reimbursement pursuant to Section 9.05 of the Loan Agreement and which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Collateral Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Collateral Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender or Secured Swap Agreement Counterparty shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

(c) The provisions of this Section 8.03 shall remain in full force and effect regardless of the termination of this Agreement or any other Loan Document or the repayment of any of the Secured Obligations. All amounts due under this Section 8.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

Section 8.04 Collateral Agent Appointed Attorney-in-Fact. Until the Termination Date, each Obligor hereby appoints the Collateral Agent as the attorney-in-fact of such Obligor, which appointment is irrevocable and coupled with an interest, with full authority in the place and stead of such Obligor and in the name of such Obligor, the Collateral Agent or otherwise, from time to time, to take the following actions, in each case upon the occurrence and during the continuance of an Event of Default: (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of such Obligor’s Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of such Obligor’s Collateral; (e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each of the Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received by it as a result of the exercise of the powers granted to them herein, and neither they nor their respective officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except, respectively, to the extent of its own gross negligence, bad faith or willful misconduct.

Section 8.05 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.06 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 8.06(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and each Obligor, subject to any additional consent required in accordance with Section 9.08 of the Loan Agreement.

Section 8.07 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.07.

Section 8.08 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract and shall become effective as provided in Section 8.02. Delivery of an executed counterpart to this Agreement by facsimile or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 8.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.11 Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Obligor further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at its address specified in Schedule 9.01 of the Loan Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 8.09 of the Loan Agreement, nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.12 Termination or Release.

(a) This Agreement, the guarantees made herein, and the security interests and Liens granted hereby shall automatically terminate, and each Obligor shall be automatically released from its obligations hereunder, immediately upon the occurrence of the Termination Date.

(b) Upon any conveyance, sale, lease, assignment, transfer or other disposition by any Obligor of any Collateral in a transaction or series of transactions that is not prohibited by the Loan Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Loan Agreement, the security interest in such Collateral shall be automatically released.

(c) If any security interest granted hereby in any Collateral violates Section 9.21 of the Loan Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to this Section 8.12, the Collateral Agent shall execute and deliver to the applicable Obligor, at the Obligors’ expense, all documents and instruments that may be necessary or that such Obligor shall reasonably request to evidence such termination or release and shall assist such Obligor in making any filing in connection therewith. In addition, the Collateral Agent shall promptly (and, by its acceptance of the benefits hereof, each Secured Party hereby authorizes the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by any Obligor, at the Obligors’ expense, to evidence that the Liens created hereby do not extend to any Excluded Asset. Any execution and delivery of documents pursuant to this Section 8.12 shall be without recourse to or warranty by the Collateral Agent.

Section 8.13 Authority of Collateral Agent. The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the other Loan Documents.

Section 8.14 Other Secured Parties. By its acceptance of the benefits hereof, each Secured Party hereby (a) confirms that it has received a copy of, and consents to the terms of, the Loan Agreement, this Agreement and such other documents and information as it has deemed appropriate to make its own decision to become a Secured Party, (b) appoints and authorizes and instructs the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are incidental thereto, (c) agrees that it will be bound by the provisions of this Agreement and of Article VIII (other than Section 8.12) and Article IX of the Loan Agreement (with respect to each such Article, in the case of any Secured Party that is not a Lender, as if such Secured Party was a Lender party to the Loan Agreement) and will perform in accordance with its terms all such obligations which by the terms of such documents are required to be performed by it a an Secured Party (or in the case of Article VIII (other than Section 8.12) and Article IX of the Loan Agreement, as a Lender) and will take no actions contrary to such obligations, and (d) authorizes and instructs the Collateral Agent to enter into this Agreement as Collateral Agent and on behalf of such Secured Party.

Section 8.15 Excluded Assets. Notwithstanding anything to the contrary herein or in any other Loan Document, none of the Obligors shall be required to take any action intended to cause any Excluded Asset to constitute Collateral, and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Assets.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, as Grantor

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title:	Executive Vice President and Chief Financial Officer

SUMMIT MIDSTREAM PARTNERS, LLC, as Pledgor and Guarantor

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Lea Baerlocher
Name:	Lea Baerlocher
Title:	Authorized Signator

[Signature Page to Guarantee and Collateral Agreement]